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                                                                       Exhibit 5

                               September 26, 1996

     Heartland Express, Inc.
     2777 Heartland Drive
     Coralville, IA  52241

            RE:  Registration Statement on Form S-3
                 1,500,000 Shares of Common Stock

     Ladies and Gentlemen:

            Scudder Law Firm, P.C. has served as legal counsel to Heartland Express, Inc., a Nevada corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 dated September 26, 1996, as amended. Such Registration Statement was filed pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder for the registration of 1,500,000 shares of Common Stock of the Company (1,725,000 shares if the underwriters' over-allotment option is exercised in full) to be sold by the Company's principal stockholder, Russell A. Gerdin.

            In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate.

            Based upon the foregoing, it is our opinion that the Company's shares of Common Stock, when sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

            The undersigned hereby consents to the filing of this opinion as
     Exhibit 5 to the Registration Statement and the use of its name in the Registration Statement under the caption of the prospectus entitled "Legal Matters" and elsewhere it may appear.

                                          Very truly yours,

                                          Scudder Law Firm, P.C.


                                          By:  /s/ Mark A. Scudder
                                               --------------------------
                                               Mark A. Scudder, Principal